REPRESENTATIVE WARRANT AGREEMENT


     REPRESENTATIVE WARRANT AGREEMENT dated as of ____________, 1996, between FRESHSTART VENTURE CAPITAL CORPORATION, a New York corporation (the "Company"), and SUPPES SECURITIES, INC. ("Suppes").


                               W I T N E S S E T H


     WHEREAS, in connection with a public offering (the "Offering") of up to 1,150,000 shares of Common Stock, $.01 par value (the "Common Stock") of the Company pursuant to a registration statement (the "Registration Statement") on Form N-5 (File No. 33- 86518), the Company desires to issue to Suppes Representative Warrants (the "Representative Warrants") to purchase an aggregate of 100,000 shares (the "Shares") of Common Stock.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Company and Suppes hereby agree as follows:

     1. Issuance of Warrants: Form of Warrants; Execution of Warrants. The Company shall issue, sell and deliver the Representative Warrants to Suppes or, at Suppes' direction, to its bona fide officers or designees, for $5.00 concurrently  with the Firm  Shares  closing  date  (the  "Closing")  under  the underwriting  agreement,  dated  _________,  1996,  between  the Company and the underwriters for which Suppes will act as representative and certain other parties (the "Underwriting Agreement") relating to the Offering. The Representative Warrants shall be executed on behalf of the Company by the manual or facsimile signature of its present or any future Chairman or President, under its corporate seal affixed or in facsimile, and attested by the manual or facsimile signature of its Secretary or Assistant Secretary.

     2. Registration. The Representative Warrants shall be numbered and shall be registered in a warrant register as they are issued. The Company shall be entitled to treat the registered holder of any Representative Warrant (the "Holder") as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Representative Warrants on the part of any other Person (as hereinafter defined), and shall not be liable for any registration or transfer of Representative Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer or with such knowledge of such facts that its participation therein amounts to bad faith. The Representative Warrants shall be registered initially in the name of "Suppes Securities, Inc." in such denominations as Suppes may request in writing to the Company; provided, however, that prior to the Closing, Suppes may designate that the Representative Warrants be issued in varying amounts directly to its bona fide officers or designees and not to Suppes. Such designation will only be made by Suppes if it determines such issuances would not violate the interpretation of the Board of Governors of the National Association of Securities Dealers, Inc. (the "NASD") relating to the review of corporate financing arrangements.

     3. Transfer of Warrants

     3.1 The Representative Warrants may not be sold, assigned, transferred, pledged or hypothecated (collectively, "transferred") for a period of one year after the effective date of the Registration Statement, except to bona fide officers of Suppes. Subsequent to such one year period the Representative Warrants may be transferred to any persons subject to compliance with the provisions of Section 10 hereof. The Representative Warrants shall be transferable only on the books of the Company maintained at its principal executive office (the "Company Office") upon delivery thereof duly indorsed by the Holder or by the Holder's duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company in its discretion.

     3.2 Upon any registration of transfer, the Company shall deliver a new Representative Warrant or Representative Warrants to the Persons entitled thereto. The Representative Warrants may be exchanged, at the option of the Holder thereof, for other Representative Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Representative Warrants to be transferred on its books to any Person, unless the Holder or Holders thereof shall furnish to the Company evidence of compliance with the Securities Act of 1933, as amended (the "Act"), in accordance with the provisions of Section 10 of this Agreement.

     4. Exercise of Warrants; Terms of Warrants

     4.1 Each Representative Warrant shall entitle the Holder thereof to purchase from the Company one share of Common Stock at a purchase price of $______ per Share, payable in full at the time of exercise of the Representative Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Agreement shall mean the purchase price of one share. Each Representative Warrant may be exercised for a four-year period commencing on the first anniversary of the effective date of the Registration Statement. The term "Expiration Date" as used in this Agreement shall mean the latest time and date at which the Representative Warrants may be exercised. After the Expiration Date, any unexercised Representative Warrants shall be void and all rights of Holders with respect thereto shall cease.

     4.2 During the period  specified in and subject to the  provisions  of this
Section 4, Representative Warrants may be exercised by their surrender at the Company Office with the election-to-purchase form set forth on (or attached to) the Representative Warrant duly completed and executed, accompanied by payment in full to the Company of the aggregate Exercise Price for each Share with respect to which Representative Warrants are being exercised, which amounts shall be paid in full, either in United States currency, by a bank cashier's check or money order payable to the order of the Company or by wire transfer to an account designated by the Company or pursuant to Section 4.3 hereof. Within three (3) business days after the exercise of any Representative Warrants, the Company shall issue a certificate or certificates for the number of full Shares to which the Holder is entitled, registered in accordance with the instructions set forth in the election-to-purchase form. All Shares shall be duly authorized, validly issued, fully paid, nonassessable and free from all taxes, liens and charges. Certificates representing such Shares shall be delivered by the Company in such names and denominations as are required for delivery to, or in accordance with the instructions of, the Holder.

     4.3 In lieu of a monetary payment of the Exercise Price, a Holder may elect to receive, without the payment of any additional consideration, Shares equal to the value of his Representative Warrants or portion thereof by the surrender of such Representative Warrants to the Company with the net issuance election marked in the election-to-purchase form. Thereupon, the Company shall issue to the Holder, such number of fully paid and nonassessable Shares as is computed using the following formula:

                                   X = Y(A-B)
                                   ----------
                                          A

where X = the  number of Shares to be  issued  to the  Holder  pursuant  to this
Section 4.3.

     Y = the number of Shares covered by his Representative Warrants in respect of which the net issuance election is made pursuant to this
          Section 4.3.

     A = the fair market value of one share of Common Stock, as defined below, as at the time the net issuance election is made pursuant to this Section 4.3.

     B = the Exercise Price in effect under this Representative Warrant at the time the net issuance election is made pursuant to this Section 4.3.

The fair market value of a share of Common Stock shall be the per share last sale price for the Common Stock on the trading day immediately preceding the day the Company receives the duly completed election-to-purchase form as quoted on the Nasdaq Small Cap Market or such other quotation system or national securities exchange on which the Common Stock is then principally traded.

     4.4 Each Person in whose name any such certificate for Shares is issued shall for all purposes be deemed to have become the holder of record of the Shares represented thereby on the date upon which such Representative Warrants were surrendered for exercise, accompanied by payment of the Exercise Price, irrespective of the date of issuance or delivery of such certificate for Shares; provided, however, that if, at the date of the surrender of such Representative Warrants and payment of the Exercise Price, the transfer books for the Shares purchasable upon the exercise of such Representative Warrants shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date) and, until such date, the Company shall be under no duty to deliver any certificate for such Shares; provided further, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days.


     4.5 The Representative Warrants shall be exercisable, at the election of the Holders thereof, in full or from time to time in part and, in the event that less than all of the surrendered Representative Warrants are exercised, the Company shall execute and mail, by first-class mail, within ten (10) days of the date upon which the Representative Warrants were exercised, to the Holder of such Representative Warrants or such other Person (as defined herein) as shall be designated in the election to purchase, a new Representative Warrant representing the number of full Representative Warrants not exercised. No fractional Shares shall be issued; all issuances upon exercise would be rounded to the nearest whole Share.

     5. Payment of Taxes. The Company shall promptly pay all documentary stamp taxes attributable to the issuance of Shares upon the exercise of any Representative Warrants, but any transfer taxes that may be payable in connection with the issuance of Representative Warrants or certificates for Shares in any name other than that of the Holder of the Representative Warrants surrendered shall be paid by such Holder.

     6. Mutilated or Missing Representative Warrants. In case any of the Representative Warrants shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Representative Warrant, or in lieu of and substitution for the lost, stolen or destroyed Representative Warrant, a new Representative Warrant of like tenor and representing an equivalent right or interest; but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Representative Warrant. Applicants for such substitute Representative Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     7. Reservation of Shares. The Company shall at times reserve and keep available for issuance upon the exercise of Representative Warrants a number of Shares that will be sufficient to permit the exercise in full of all outstanding Representative Warrants. Continental Stock Transfer and Trust Company (the "Transfer Agent") and every subsequent transfer agent for the Company's Common Stock, or other securities issuable upon exercise of Representative Warrants, shall be irrevocably authorized and directed at all times to reserve such number of Shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any of the Company's Shares or other securities issuable upon the exercise of Representative Warrants. The Company shall supply the Transfer Agent (and any such subsequent transfer agent) with duly executed certificates for such purpose. All Representative Warrants surrendered upon the exercise thereof shall be canceled and such canceled Representative Warrants shall constitute sufficient evidence of the number of Shares that have been issued upon the exercise of the Representative Warrants. After the Expiration Date, no Shares shall be subject to reservation in respect of any unexercised Representative Warrant.

     8. Adjustments.

     The Exercise Price and the number and kind of Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Section 8.

     8.1 If at any time prior to the full exercise of Representative Warrants the Company shall (a) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock (other than cash dividends or distributions out of surplus or earnings), (b) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares or (c) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date of such subdivision, combination, reclassification or recapitalization shall be proportionately adjusted so that the Holder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised in full immediately prior to such time, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination, reclassification or recapitalization. Such adjustment shall be made successively whenever any event listed in this Section 8.1 shall occur.

     8.2 If the Company shall hereafter issue rights, options or warrants to all holders of its outstanding Common Stock, without charge to such holders, entitling them to subscribe for or purchase shares of Common Stock (or Common Stock equivalents) at a price (or having a conversion price per share) less than the lower of the Exercise Price or the current market price of the Common Stock (as determined pursuant to Section 8.5 hereof) on the record date described below, the Exercise Price then in effect shall be adjusted so that the Exercise Price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such sale or issuance (which date in the event of distribution to shareholders shall be deemed to be the record date set by the Company to determine shareholders entitled to participate in such distribution) by a fraction, the numerator of which shall be (i) the number of shares of Common Stock outstanding on the date of such sale or issuance, plus (ii) the number of additional shares of Common Stock which the aggregate consideration received by the Company upon such issuance or sale (plus the aggregate of any additional amount to be received by the Company upon the exercise of such rights or warrants) would purchase at such current market price per share of the Common Stock; and the denominator of which shall be (i) the number of shares of Common Stock outstanding on the date of such issuance or sale, plus (ii) the number of additional shares of Common Stock offered for subscription or purchase (or into which the Common Stock equivalents so offered are convertible). Such adjustments shall be made successively whenever such warrants or rights are issued. To the extent that shares of Common Stock are not delivered (or Common Stock equivalents are not delivered) after the expiration of such rights or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments been made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or Common Stock equivalents) actually delivered.

     8.3 In case the Company shall hereafter fix a record date for making a distribution to the holders of Common Stock of assets or evidences of its indebtedness (excluding cash dividends or distributions out of earnings and dividends or distributions referred to in Section 8.1 hereof) or Common Stock subscription rights, options or warrants for Common Stock or Common Stock equivalents (excluding those referred to in Section 8.2 hereof), then in each such case the Exercise Price in effect after such record date shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Section 8.5 hereof), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such Common Stock subscription rights, options and warrants or of such Common Stock equivalents applicable to one share of Common Stock, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever the record date for such distribution is fixed and shall become effective immediately after such record date.

     8.4 Whenever the Exercise Price payable upon exercise of each Representative Warrant is adjusted pursuant to Section 8.1, 8.2 or 8.3 hereof, the Shares shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of each Warrant by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price, as adjusted.

     8.5 For the purpose of any computation under this Section 8, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing price for five (5) consecutive trading days immediately preceding such date. The closing sale or price for each day shall be the last sale price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the representative closing sale or bid price as reported by Nasdaq, or other similar organization if Nasdaq is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

     8.6 No adjustments in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this
Section 8.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     8.7 In the event that at any time, as a result of any adjustment made pursuant to Section 8.1 hereof, the Holder thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Representative Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 8.

     9. Consolidation, Merger, Sale of Assets, Reorganization, etc. General Provisions

     9.1 In case the Company, after the Effective Date, (a) shall consolidate with or merge into any other Person (as defined below) and shall not be the continuing or surviving Person of such consolidation or merger, (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving person but, in connection with such consolidation or merger, Common Stock or other securities shall be changed into or exchanged for cash, stock, or other securities of any other Person or any other property, (c) shall transfer, directly or indirectly through transactions involving any of or all of its subsidiaries all or substantially all its properties and assets to any other Person or (d) shall effect a capital reorganization or reclassification of Common Stock or other securities, then, and in the case or each such transaction, the Company shall make proper provision such that the Holder of a Representative Warrant, upon the exercise thereof at any time after the consummation of each such transaction, shall be entitled to receive, at the Exercise Price in effect immediately prior to such consummation, the highest amount of cash, securities or other property to which such Holder would actually have been entitled as a shareholder of Common Stock upon such consummation if such Holder had exercised this Representative Warrant immediately prior thereto, subject to adjustments subsequent to such consummation as nearly equivalent as possible to the adjustments provided for in this Section 9; provided, however, that if prior to the consummation of such transaction, a purchase tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, and if the Holder of the Representative Warrants, by written notice to the Company signed on or before the date immediately preceding the date of expiration of such purchase, tender or exchange offer, declares an intention to exercise his Warrants in whole or in part, such Holder shall be entitled, upon consummation of such offer, to receive upon exercise the highest amount of cash, securities or other property to which such Holder would actually have been entitled as a holder of the Shares under the Representative Warrants if such Holder had exercised his Warrants prior to the expiration of such purchase, tender, or exchange offer, and if all Shares which such Holder would have owned as a result of such exercise had been purchased pursuant to such purchase, tender or exchange offer. "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

     9.2 Assumption of Obligations. Notwithstanding anything contained in this Agreement to the contrary, the Company shall not effect any of the transactions described in subdivisions (a) through (d) of Section 9.1 unless prior to the consummation thereof, each Person (other than the Company) that may be required to deliver any cash, stock or other securities or other property upon the exercise of Representative Warrants as provided herein shall assume, by written instrument delivered to the Holders of the Representative Warrants, and reasonably satisfactory to Suppes or Holders of a majority in interest of the Representative Warrants (i) the obligations of the Company under this Agreement and the Representative Warrants (and if the Company shall survive the consummation of any such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Agreement and the Representative Warrants) and (ii) the obligation to deliver to such Holder such cash, stock or other securities or other property as such Holder may be entitled to receive in accordance with the provisions of this Section 9.

     9.3 Other Dilutive Events. The Board of Directors of the Company shall have an ongoing obligation to determine in good faith whether any event has occurred as to which the provisions of Section 8 or this Section 9 shall not be strictly applicable, but with respect to which the failure to make any adjustment to the Exercise Price or the Shares would not fairly protect the purchase rights represented by the Representative Warrant in accordance with the intent and principles of this Agreement. In each case in which such determination shall be made, the Company shall appoint a firm of independent public accountants, reasonably acceptable to Suppes or the Holders of a majority-in-interest of the Representative Warrants, which shall give its opinion upon the adjustments, if any, consistent with the intent and principles established in this Agreement necessary to preserve without dilution the purchase rights represented by this Agreement and the Representative Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holders and shall make the adjustments described therein.

     9.4 No Dilution or Impairment. The Company shall not, by amendment of its Articles of Incorporation or By-Laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue, sale, grant or assumption of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Representative Warrants, but will at all times, whether or not requested to do so, in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against dilution or other impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Shares upon the exercise of all Representative Warrants from time to time outstanding.

     9.5 Notice Evidence of Adjustments. Whenever any adjustment is made pursuant to this Agreement, the Company shall promptly cause a notice setting forth the details of the adjustment to be mailed to the Holders, at their last addresses appearing in the Warrant register, and shall cause a certified copy thereof to be mailed to the Transfer Agent. The Company shall retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by such adjustment and a certificate signed by such firm shall accompany said notice and shall be conclusive evidence of the correctness of such adjustment.

     10. Restrictions of Dispositions. The Shares have not been registered under the Act pursuant to the Registration Statement. Suppes represents and warrants to the Company that it understands that (a) the Shares may not be transferred except pursuant to (i) a post-effective amendment to the effective Registration Statement, (ii) another effective registration statement under the Act relating thereto, or (iii) any available exemption from registration under the Act permitting such disposition of securities and an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from such registration is available and (b) the Representative Warrants may not be transferred except in accordance with the provisions of Section 3 hereof, pursuant to an effective registration statement under the Act relating thereto or pursuant to any available exemption from registration under the Act permitting such disposition of securities and an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from such registration is available.

     11. Certificates to Bear Legends. The Representative Warrants shall be subject to a stop-transfer order and the certificate or certificates therefor shall bear the following legend:

NEITHER THE REPRESENTATIVE WARRANTS NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD OR TRANSFERRED PRIOR TO ________ 1997 (SUBJECT TO CERTAIN LIMITED EXCEPTIONS), SUCH SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE

AMENDMENT TO THE REGISTRATION STATEMENT, (ii) ANOTHER EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") RELATING THERETO OR (iii) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE, AND THE REPRESENTATIVE WARRANTS MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3 OF THE REPRESENTATIVE WARRANT AGREEMENT BETWEEN FRESHSTART VENTURE CAPITAL CORP. AND SUPPES SECURITIES, INC. PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT RELATING THERETO OR PURSUANT TO ANY AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT PERMITTING SUCH DISPOSITION OF SECURITIES AND AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

     The Shares upon exercise of the Representative Warrants shall be subject to a stop-transfer order and the certificate or certificates evidencing any such Shares shall bear a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT, (ii) ANOTHER EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT RELATING THERETO OR (iii) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES AND AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

     12. Registration Rights.

     12.1 Demand Registration Rights. Upon written request of the then Holder(s) of at least a majority of the Representative Warrants or Shares, if issued, made at any time within the period commencing one (1) year and ending six (6) years after the effective date of the Registration Statement, the Company shall file within a reasonable period of time and, in any event, within sixty (60) days after receipt of such written request, at its sole expense, on no more than two occasions, a registration statement or a post effective amendment to any previously filed registration statement that included the Shares under the Act and the Investment Company Act of 1940, as amended (the "1940 Act") registering the Shares for sale to the public and either must be declared effective. Within fifteen (15) days after receiving any such notice, the Company shall give notice to the other

Holders of the Representative Warrants and/or Shares acquired upon exercise of the Representative Warrants advising that the Company is proceeding with such post-effective amendment or registration statement, and offering to include therein the Shares of such other Holders. The Company shall not be obligated to so include the Shares of any such other Holder unless such other Holder shall accept such offer by notice in writing to the Company within ten (10) days after receipt of such notice from the Company. The Company shall use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to file and cause to become effective such post-effective amendment or registration statement as promptly as practicable and for a period of ninety (90) days thereafter to reflect in the post-effective amendment or registration statement financial statements that are prepared in accordance with
Section 10(a)(3) of the Act and any facts or events arising that, individually or in the aggregate, represent a fundamental and/or material change in the information set forth in the post-effective amendment or registration statement to enable any Holders of Representative Warrants to exercise Representative Warrants and/or sell Shares during said ninety-day period. If the initiating Holders intend to distribute the Shares covered by their request by means of an underwriting they shall so advise the Company as part of their request made pursuant to this Section 12.1 and the Company shall include such information in the written notice referred to in this Section 12.1. In such event, the right of any Holder to include its Shares in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Shares in such registration (unless otherwise mutually agreed upon by a majority in interest of the initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Company, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the initiating Holders, which underwriter shall be reasonably acceptable to the Company. Notwithstanding any other provision of this Section 12.1, if the underwriter advises the initiating Holders and the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Shares which would otherwise be underwritten pursuant hereto, and the number of Shares that may be included in the underwriting shall be allocated among all Holders thereof, including the initiating Holders, on a pro rata basis according to the number of Shares held by such Holders.

     12.2 Other Registration Rights. If at any time within the period commencing on the date hereof and ending six (6) years after the effective date of the Registration Statement, the Company determines to file a registration statement (other than a registration statement on Form S-8 or any other similar form) or a post-effective amendment to the Registration Statement or any other registration statement, covering the offer and sale of any securities of the Company, whether for its own account or for the account of others, the Company shall (i) advise each Holder of the Representative Warrant or Shares by written notice ("Registration Notice") at least four weeks prior to the proposed filing date of any such registration statement or post-effective amendment to a registration statement and (ii) upon request of the Holder by written notice to the Company within fifteen (15) days after receipt of the Registration Notice, include in any such registration statement or post-effective amendment the Shares of such Holder, subject to the terms and conditions hereof. If the registration statement or post-effective amendment to a registration statement is with respect to a distribution in an underwritten offering, the right of any Holder to include its Shares in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Shares in such registration may be limited to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall, together with the Company, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the initiating holders, which underwriter shall be reasonably acceptable to the Company. Notwithstanding any other provision of this Section 12.2, if the underwriter advises the shareholders that desire to participate in such offering (including the initiating holder) and the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Shares which would otherwise be underwritten pursuant hereto, and the number of Shares that may be included in the underwriting shall be allocated first to the Company and thereafter to the extent that any Shares may be offered for the account of any shareholders among all holders thereof, including the initiating holders, on a pro rata basis according to the number of Shares held by such holders.


     12.3 Action to be Taken by the Company. In connection with the registration of Shares in accordance with Section 12.1, and Section 12.2 hereof, the Company shall:

          (a) bear the expenses of any registration under Section 12.1 or 12.2 hereof, including but not limited to legal, accounting and printing fees; provided, however, that in no event shall the Company be obligated to pay
     (i) any fees and disbursements of legal counsel retained by Holders of Representative Warrants and/or Shares, or (ii) any underwriters' discount or commission payable in respect of such Shares, payment of which shall, in each case, be the sole responsibility of the Holders of the Shares;

          (b) use its best efforts to register or qualify the Shares for offer or sale under state securities or blue sky laws of such jurisdictions in which the participating Holders propose to offer Shares, and to do any and all other acts and things that may be necessary or advisable to enable the Holders to consummate the proposed sale, transfer or other disposition of such securities in any jurisdiction; and

          (c) enter into a cross-indemnity agreement, in customary form, with each underwriter, if any, and each Holder of Shares included in such Registration Statement provided that, if so requested by the underwriter, such Holders shall provide the underwriters with several indemnity agreements as to information regarding such Holders.

     12.4 Information by Holders. Each Holder shall provide, upon reasonable request by the Company, information for inclusion in such Registration Statement as may be required by the applicable rules and regulations of the Act.

     13. Notices to Holders.

     13.1 Nothing contained in this Agreement or in any of the Representative Warrants shall be construed as to confer upon the Holders thereof the right to vote or to receive dividends or to consent to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company; provided, however, that in the event that a meeting of shareholders shall be called to consider and take action on a proposal for the voluntary dissolution of the Company, other than in connection with a consolidation, merger, or sale of all, or substantially all, of its property, assets, business and good will as an entirety, then and in that event the Company shall cause a notice thereof to be sent by first- class mail, postage prepaid, at least twenty
(20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such meeting, to each registered Holder of Registration Warrants at such Holder's address appearing on the Warrant register; but failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such voluntary dissolution. If such notice shall have been so given and if such a voluntary dissolution shall be authorized at such meeting or any adjournment thereof, then from and after the date on which such voluntary dissolution shall have been duly authorized by the shareholders, the purchase rights represented by the Representative Warrants and all other rights with respect thereto shall cease and terminate.

     13.2 In the event the Company intends to make any distribution on or to shareholders of its Common Stock, including, without limitation, any dividend or distribution from earned surplus, any dividend or distribution of stock, assets or evidences of indebtedness, any distribution to be made in connection with a consolidation or merger in which the Company is the surviving corporation or any distribution of shares of stock of any corporation at least a majority of whose outstanding stock is owed by the Company, then the Company shall cause a notice of its intention to make such distribution to be sent by first- class mail, postage prepaid, at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such distribution, to each registered Holder of Representative Warrants at such Holder's address appearing on the Warrant register, but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution or issuance.

     14. Notices. Any notice or demand required by this Agreement to be given or made by the Holder to or on the Company shall be sufficiently given or made if in writing and sent by first-class or registered mail, postage prepaid, or transmitted by any standard form of telecommunication addressed as follows:

                  Freshstart Venture Capital Corp.
                  313 West 53rd Street
                  New York, New York 10019
                  Attn:  President


Any notice or demand required by this Agreement to be given or made by the Company to or on the Holder of any Representative Warrant shall be sufficiently given or made, whether or not such Holder receives the notice, if sent by first-class or registered mail, postage prepaid, addressed to such Holder at his last address as shown on the books of the Company.

     15. Governing Law. The validity, interpretation and performance of this Agreement of each Representative Warrant issued hereunder and of the respective terms and provisions thereof shall be governed by the law of the State of New York.

     16. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.


                                    FRESHSTART VENTURE CAPITAL CORP.


                                    By: ___________________________
                                          Name:
                                          Title:



                                    SUPPES SECURITIES, INC.


                                    By: ___________________________
                                          Name:
                                          Title:

                                    EXHIBIT A

                  (Form of Representative Warrant Certificate)


NEITHER THE REPRESENTATIVE WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD OR TRANSFERRED PRIOR TO _______ 1997 (SUBJECT TO CERTAIN LIMITED EXCEPTIONS), SUCH SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT, (ii) ANOTHER EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ("THE ACT") RELATING THERETO OR (iii) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE AND THE REPRESENTATIVE WARRANT MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3 OF THE WARRANT AGREEMENT BETWEEN FRESHSTART VENTURE CAPITAL CORP. AND SUPPES SECURITIES, INC., PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT RELATING THERETO OR PURSUANT TO ANY AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT PERMITTING SUCH DISPOSITION OF SECURITIES AND AN OPINION OF COUNSEL, REASONABLY
SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

No. ________                                   _______ Representative Warrants


                     VOID AFTER 5:00 P.M. NEW YORK CITY TIME

                              On ________ __, 2001

                        FRESHSTART VENTURE CAPITAL CORP.

                       Representation Warrant Certificate


     THIS CERTIFIES THAT for the value received, SUPPES SECURITIES, INC., or registered assigns, is the registered holder of the number of Representative Warrants set forth above, each of which entitles the owner thereof to purchase at any time from _____ __, 1997 until 5:00 p.m., New York City time on _____, 2001 (the "Expiration Date"), one share (the "Share") of Common Stock, $.01 par value, of FRESHSTART VENTURE CAPITAL CORP., a New York corporation (the "Company"), at a purchase price per Share (the "Exercise Price") equal to $_____ upon presentation and surrender of this  Representative  Warrant  Certificate with the Form of Election to Purchase duly executed. The number of Representative Warrants evidenced by this Representative Warrant Certificate (and the number of Shares that may be purchased upon exercise thereof) set forth above, and the Exercise Price set forth above, are the number and Exercise Price as of the date of original issuance of the Representative Warrant, based on the shares of Common Stock of the Company as constituted at such date.

     This Representative Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated as of _____, 1996 (the "Representative Warrant Agreement") between the Company and Suppes Securities, Inc., which Representative Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Representative Warrant Agreement reference is hereby made for full description of the rights, limitations of rights, duties and immunities hereunder of the Company and the holders of the Representative Warrant Certificates. Copies of the Representative Warrant Agreement are on file at the principal office of the Company.

     This Representative Warrant Certificate, with or without other Representative Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Representative Warrant Certificate or Certificates of like tenor and date evidencing Representative Warrants entitling the holder to purchase a like aggregate number of Shares as the Representative Warrant evidenced by the Representative Warrant Certificate. If the Representative Warrant evidenced by this Representative Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Representative Warrant Certificate or Certificates for the number of whole Representative Warrants not exercised.

     No holder of this Representative Warrant Certificate shall be entitled to vote or to receive dividends or to consent or to receive notice as a shareholder at the meetings of shareholders for the election of directors of the Company or any other matter, or to any rights whatsoever as shareholder of the Company.

     If this Representative Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock are closed for any purpose, the Company shall not be required to make delivery of certificates for the Shares purchasable upon such exercise until the date of the reopening of said transfer books.

     IN WITNESS WHEREOF, Freshstart Venture Capital Corp. has caused the signature (or facsimile signature) of its Chairman and Secretary to be printed hereon and its corporate seal (or facsimile) to be printed hereon.

Dated:  _______, 1996

                                    FRESHSTART VENTURE CAPITAL CORP.



                                    By:____________________________________
                                       Name:
                                       Title:


[Corporate Seal]

Attest:


--------------------------------

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Representation Warrant Certificates).

TO FRESHSTART VENTURE CAPITAL CORP.


     FOR VALUE RECEIVED _______________________ hereby sells, assigns and transfers unto _________ this Representative Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______, to transfer the within Representative Warrant Certificate on the books of the within-named Company, with full power of substitution.


DATED:  _____________, 19


                                          Signature___________________________

Signature Guaranteed:


NOTICE


     The signature of the foregoing assignment must correspond to the name as written upon the face of this Representative Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Representative Warrant Certificates).

TO FRESHSTART VENTURE CAPITAL CORP.


     The  undersigned  hereby  irrevocably  elects  to  exercise  Representative
Warrants represented by this Representative Warrant Certificate to purchase _____ Shares issuable upon the exercise of such Representative Warrants and requests that certificates for such Shares be issued in the name of:

Please insert social security or other
      identifying number


_______________________________
_______________________________


-------------------------------
(Please print name and address)

     The undersigned elects to pay the Exercise Price for the Shares being purchased by [check one]:

     |_| Delivery of a check,  money order or wire transfer  pursuant to Section
4.2 of the Representative Warrant Agreement

     |_| Net cashless exercise pursuant to Section 4.3 of the Representative Warrant Agreement.

If such number of Representative Warrants shall not be all the Representative Warrants evidenced by this Representative Warrant Certificate, a new Representative Warrant Certificate for the balance remaining of such Representative Warrants shall be registered in the name of and delivered to:

Please insert social security or other
      identifying number

_______________________________
_______________________________

-------------------------------
(Please print name and address)


Dated:  _______________, 19



-------------------------------
Signature


(Signature must conform in all aspects to name of holder as specified on the face of this Representative Warrant Certificate)

Signature Guaranteed: